COMMUNITY SAVINGS BANKSHARES, INC.
                              660 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408

                            NOTICE OF SPECIAL MEETING

                           TO BE HELD ON ____ __, 1998

          NOTICE IS HEREBY  GIVEN  that a Special  Meeting  of  Shareholders  of
Community Savings Bankshares, Inc., a federal corporation ( the "Mid-Tier Holding Company") will be held at _______________________ located at ______________________, Florida, on _________ ___, 1998, at ____ p.m., for the
following purposes, as more completely set forth in the accompanying proxy statement:

          (1) To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization, as amended (the "Plan" or "Plan of Conversion"), pursuant to which (i) ComFed, M. H. C. (the "Mutual Holding Company"), which currently owns approximately 51.34% of the Mid-Tier Holding Company common stock, will convert from mutual form to a federal interim stock savings association and simultaneously merge with and into Community Savings, F. A. (the "Association"), with the Association being the surviving entity; (ii) the Mid-Tier Holding Company will convert to a federal interim stock savings association and merge with and into the Association with the Association being the surviving entity;
(iii) the Association will then merge into an interim institution ("Interim") to be formed as a wholly owned subsidiary of Community Savings Bankshares, Inc., a Delaware corporation recently formed as a wholly owned subsidiary of the Association (the "Company"), with the Association being the surviving entity and becoming a wholly owned subsidiary of the Company; (iv) the outstanding shares of the Mid-Tier Holding Company common stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of common stock of the Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate the same percentage of the Company as they currently own of the Mid-Tier Holding Company (as adjusted for waived dividends), before giving effect to such shareholders purchasing additional shares or receiving cash in lieu of fractional shares (collectively, the "Reorganization"); and (v) the Association's charter will be amended to include a liquidation account. In addition, the Company is offering for sale up to 7,753,143 shares of its common stock by means of the accompanying Prospectus, and the sale of such stock and the Reorganization are referred to herein as the "Conversion."

          (2) To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the Special Meeting, management of the Mid-Tier Holding Company is not aware of any matters other than those set forth above which may properly come before the meeting.

          Shareholders of the Mid-Tier Holding Company do not have the right to dissent from the Conversion and to exercise appraisal rights for their shares of Mid-Tier Holding Company common stock.

          Shareholders of record of the Mid-Tier Holding Company at the close of business on _____ __, 1998 are entitled to notice of and to vote at the Special Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Deborah M. Rousseau
                                   Secretary

North Palm Beach, Florida
________ __, 1998

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     YOU ARE  URGED TO  COMPLETE,  SIGN,  DATE AND  RETURN  THE  ENCLOSED  PROXY
PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

--------------------------------------------------------------------------------

            COMMUNITY SAVINGS BANKSHARES, INC., A FEDERAL CORPORATION
                ------------------------------------------------

                                 PROXY STATEMENT
                      ------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                 ______ __, 1998


         This Proxy Statement is furnished to the holders of the common stock, par value $1.00 per share ("Mid-Tier Holding Company Common Stock"), of Community Savings Bankshares, Inc., a federal corporation (the "Mid-Tier Holding Company") in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Special Meeting of Shareholders ("Special Meeting") to be held at __________________________________________, on ______
__, 1998, at _____ p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Special Meeting. This Proxy Statement is expected to be mailed to shareholders on or about ___ ___, 1998.

         Each proxy solicited hereby, if properly signed and returned to Mid-Tier Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED IN FAVOR OF THE PLAN OF CONVERSION AND AGREEMENT AND PLAN OF REORGANIZATION, AS AMENDED (THE "PLAN" OR "PLAN OF CONVERSION"), AND, UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

         Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Mid-Tier Holding Company written notice thereof (Deborah M. Rousseau, Secretary, Community
Savings Bankshares, Inc., 660 U.S. Highway One, North Palm Beach, Florida 33408), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Special Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment thereof and will not be used for any other meeting.

               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

         Only shareholders of record at the close of business on ______ __, 1998 ("Voting Record Date") are entitled to notice of and to vote at the Special Meeting. On the Voting Record Date, there were 5,103,960 shares of Mid-Tier Holding Company Common Stock outstanding, and the Mid-Tier Holding Company had no other class of equity securities outstanding. Each share of Mid-Tier Holding Company Common Stock is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

         A majority of the outstanding Mid-Tier Holding Company Common Stock, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are not voted in the absence of instructions from the customers ("broker non-votes") will be counted as present for determining if a quorum is present. Because adoption of the Plan of Conversion must be approved by the holders of at least two-thirds of the outstanding Mid-Tier Holding Company Common Stock, abstentions and broker non-votes will have the same effect as a vote against such proposal. The Plan also conditions consummation of the Conversion on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of Mid-Tier Holding Company Common Stock excluding the Mutual Holding Company (the "Public Shareholders"). Abstentions and broker non-votes will have no effect on the required vote of the Public Shareholders.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The Prospectus of Community Savings Bankshares, Inc., a newly formed Delaware corporation (the "Company"), is incorporated herein by reference. The Prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by the Company under the caption "The Conversion." Such caption also describes the effects of the Conversion on the shareholders of the Mid-Tier Holding Company and the members of the Mutual Holding Company, including the tax consequences of the Conversion and the establishment of a liquidation account for the benefit of certain depositors of the Association. Upon consummation of the Conversion, the charter of the Association will be amended to delete current Section 8, which establishes a priority for deposit account holders as creditors in certain situations. A new Section 8 will be added to the charter to provide for a liquidation account. These amendments are being adopted to comply with applicable regulations of the OTS. See Appendix A attached hereto.

         Information regarding the Company, the Association, the Mid-Tier Holding Company and the Mutual Holding Company are set forth in the Prospectus under the captions "Summary - Community Savings Bankshares, Inc.," " Community Savings, F. A.", "- The Mid-Tier Holding Company" and "- ComFed, M. H. C." The Prospectus also describes the business and financial condition of the Mid-Tier Holding Company and the Association under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements of the Mid-Tier Holding
Company are included in the Prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the Conversion, the historical capitalization of the Association and the pro forma capitalization of the Company, and other pro forma data are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization" and "Pro Forma Data," respectively.

         The Prospectus sets forth certain information as to the Mid-Tier Holding Company Common Stock beneficially owned by (i) the directors and executive officers of the Mid-Tier Holding Company, and (ii) all directors and executive officers of the Mid-Tier Holding Company as a group. See "Management - Beneficial Ownership of Mid-Tier Holding Company Common Stock" in the Prospectus.


                        COMPARISON OF STOCKHOLDER RIGHTS


         At the Effective Date, the Public Shareholders automatically will become shareholders of the Company, and their rights as shareholders will be determined by the Delaware General Corporation Law ("DGCL") and by the Company's Certificate of Incorporation and Bylaws. The following is a summary of material differences between the rights of holders of Company Common Stock and the rights of holders of Mid-Tier Holding Company Common Stock. These differences arise from various provisions of the DGCL and federal law, including regulations of the Office of Thrift Supervision ("OTS"), the Certificate of Incorporation and Bylaws of the Company and the Charter and Bylaws of the Mid-Tier Holding Company.

LIMITATION ON VOTING RIGHTS

         Article 12.B of the Company's Certificate of Incorporation provides that following the date of the Conversion, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Company, or (ii) any securities convertible into, or exercisable for, any equity securities of the Company if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of the Company. The term "person" is broadly defined to prevent circumvention of this restriction.

         The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to the Company by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by the Company or the Association and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of the Company's entire Board of Directors. In the event that shares are acquired in violation of Article 12.B, all shares beneficially owned by any person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote, and the Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of sale. There are no similar provisions in the Mid-Tier Holding Company's Charter or Bylaws.

DIRECTORS

         REMOVAL. Pursuant to the Company's Certificate of Incorporation, directors may be removed from office without cause at a duly constituted meeting of shareholders called expressly for such purpose upon the affirmative vote of not less than 80% of the total votes eligible to be cast by shareholders and may be removed from office with cause by an affirmative vote of a majority of the total votes eligible to be cast by shareholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Company.

         Under the Mid-Tier Holding Company's Bylaws, at a meeting of shareholders called expressly for that purpose, any director may be removed for cause by the vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         VACANCIES. Under the Mid-Tier Holding Company's Bylaws, any vacancies in the Board of Directors of the Mid-Tier Holding Company may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of the Mid-Tier Holding Company to fill vacancies may only serve until the next annual meeting of shareholders. However, under the Company's Certificate of Incorporation, any vacancy occurring in the Board of Directors of the Company, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the remaining directors, whether or not a quorum is present and any director so chosen shall hold office for the remainder of the term to which the director has been appointed and until his successor is elected and qualified.

         NOMINATION. Shareholders of both the Company and the Mid-Tier Holding Company are required to submit to their respective companies, in writing and in advance, any nomination of a candidate for election as a director.

         The Company's Certificate of Incorporation provides that such nominations generally must be submitted not later than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of shareholders of the Company; provided, however, that with respect to the first scheduled annual meeting following the completion of the Conversion, notice by the shareholder must be received no later than the close of business on Tuesday, December 15, 1998. Under the Mid-Tier Holding Company's Bylaws, shareholder nominations must be received at least five days prior to the date of the annual meeting.


         Article 9 of the Company's Certificate of Incorporation provides that the personal liability of the directors and officers of the Company for monetary damages shall be eliminated to the fullest extent permitted by the DGCL as it exists on the effective date of the Certificate of Incorporation or as such law may be thereafter in effect. Section 102(b)(7) of the DGCL currently provides that directors (but not officers) of corporations that have adopted such a provision will not be so liable, except or (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts or interest or breaches of the traditional "duty of loyalty" to the Company and its shareholders, and it would not affect the availability of injunctive or other equitable relief as a remedy. There is no similar provision in the Mid-Tier Holding Company's Charter or Bylaws or federal law.

         INDEMNIFICATION. The Company's Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit the Company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the Company's Board of Directors, provided that the indemnified person undertakes to repay the Company if it is ultimately determined that such person was not entitled to indemnification.

         The rights of indemnification provided in the Company's Certificate of Incorporation are not exclusive of any other rights which may be available under the Company's Bylaws, any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the Certificate of Incorporation authorizes the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person. By action of the Board of Directors, the Company may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the Certificate of Incorporation and Bylaws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the Company to attract and retain the best personnel available.

         Under Section 545.121 of the OTS regulations, the indemnification of officers, directors and employees of an institution for actions taken in their capacity as such is mandatory (provided that the OTS does not object) where such officer, director or employee has been issued a final judgment on the merits in his or her favor. In other cases, indemnification may be made only if a majority of the disinterested members of the Board of Directors approve such indemnification as provided in the regulation. Indemnification may be provided only after the OTS has been provided with 60 days advance written notice and has failed to object to indemnification within that period.

SHAREHOLDERS

         SPECIAL MEETINGS. Subject to the rights of holders of any class or series of Preferred Stock, special meetings of the Company's shareholders may be called only by the Board of Directors of the Company pursuant to a resolution approved by the affirmative vote of at least three-fourths of the directors then in office.

         The Mid-Tier Holding Company's Bylaws provide that special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors of the Mid-Tier Holding Company and by written request of the holders of not less than 10% of the issued and outstanding capital stock of the Mid-Tier Holding Company entitled to vote at the meeting. Such written request must state the purpose or purposes of the meeting and be delivered to the Mid-Tier Holding Company's home office addressed to the Chairman of the Board, the President, or the Secretary of the Mid-Tier Holding Company.

         SHAREHOLDER PROPOSALS. Article 2.14 of the Company's Bylaws provides that for shareholder proposals to be included in the Company's proxy materials, the shareholder must comply with all the timing and informational requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). With respect to shareholder proposals to be considered at the annual meeting of shareholders but not included in the Company's proxy materials, the shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Company in connection with the immediately preceding annual meeting; provided, however, that with respect to the first scheduled annual meeting following completion of the Conversion, such written notice must be received by the Company not later than the close of business on Tuesday, December 15, 1998. The shareholder's notice shall set forth the information required by Article 2.14.

         Under the Mid-Tier Holding Company's Bylaws, shareholder proposals must be received by the Mid-Tier Holding Company at least five days prior to the date of the annual meeting.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

         Article 13 of the Company's Certificate of Incorporation generally provides that any amendment of the Certificate of Incorporation must be first approved by a majority of the Board of Directors and thereafter approved by the holders of 80% of the shares of the Company entitled to vote generally in an election of directors (the "Voting Shares"), except that if the amendment is approved by at least two-thirds of the Board of Directors, the amendment shall only need shareholder approval if required by the DGCL and then only by the affirmative vote of a majority of the Voting Shares. The Bylaws of the Company may be amended by a majority of the Board of Directors or by the affirmative vote of a majority of the Voting Shares, except that the affirmative vote of at least 80% of the total shares entitled to vote in an election of directors shall be required to amend, adopt, alter, change or repeal any provision inconsistent with certain specified provisions of the Bylaws.

         The Mid-Tier Holding Company's Charter provides that no amendment of the Charter shall be made unless the amendment is proposed by the Board of Directors, then preliminarily approved by the OTS and thereafter approved by a majority of the total votes eligible to be cast at a legal meeting of shareholders. The Mid-Tier Holding Company's Bylaws may be amended by a majority of the Board of Directors or by a majority of the votes cast by the shareholders of the Mid-Tier Holding Company at any legal meeting.

GENERAL CORPORATION LAW OF DELAWARE

         Section 203 of the DGCL ("Section 203") imposes certain restrictions on business combinations between the Company and large shareholders. Specifically,
Section 203 prohibits a "business combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) between the Company or a subsidiary and an "interested shareholder" (as defined in Section 203, generally the beneficial owner of 15% or more of the Company Common Stock) within three years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by the Company's Board of Directors, (ii) upon consummation of the transaction in which the interested shareholder became such, the interested shareholder holds at least 85% of the Company Common Stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) the business combination is approved by the Company's Board of Directors and by the holders of at least two-thirds of the outstanding Company Common Stock, excluding shares owned by the interested shareholders.

         One of the effects of Section 203 may be to prevent highly leveraged takeovers, which depend upon getting access to the acquired corporation's assets to support or repay acquisition indebtedness and certain coercive acquisition tactics. By requiring approval of the holders of two-thirds of the shares held by disinterested shareholders for business combinations involving an interested shareholder, Section 203 may prevent any interested shareholder from taking advantage of its position as a substantial, if not controlling, shareholder and engaging in transactions with the Company that may not be fair to the Company's other shareholders or that may otherwise not be in the best interests of the Company, its shareholders and other constituencies.

         There are no similar provisions in the Mid-Tier Holding Company's Charter or Bylaws or in the OTS regulations.

                              SHAREHOLDER PROPOSALS

         Any proposal which a shareholder wishes to have included in the proxy materials for the next annual meeting of shareholders of the Mid-Tier Holding Company, which is expected to be held in April 1999, if the Conversion is not consummated, must be received at the main office of the Mid-Tier Holding Company, 660 U.S. Highway One, North Palm Beach, Florida 33408, no later than November 20, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Mid-Tier Holding Company, to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Special Meeting. Management is not aware of any business that may properly come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of the proxies will be borne by the Mid-Tier Holding Company. In addition to solicitations by mail, the directors and officers of the Mid-Tier Holding Company may solicit proxies personally or by telephone without additional compensation. The Mid-Tier Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Mid-Tier Holding Company's proxy materials to the beneficial owners of the Association Common Stock.

         YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Deborah M. Rousseau
                                   Secretary

______ ___, 1998

                                                                      APPENDIX A

                      PROPOSED AMENDMENTS TO THE CHARTER OF
                       COMMUNITY SAVINGS BANKSHARES, INC.



         The following section will be added as new Section 8 of the Charter, replacing the existing Section 8:

         SECTION 8. LIQUIDATION ACCOUNT. Pursuant to the requirements of 12 C.F.R. Subchapter D, the association shall establish and maintain a liquidation account for the benefit of its savings association holders who had an account balance of at least $50.00 as of the close of business on either June 30, 1997 or ____ __, 1998 ("eligible depositors"). In the event of a complete liquidation of the association, it shall comply with such Rules and Regulations with respect to the amount and the priorities on liquidation of each of the association's eligible depositor's inchoate interest in the liquidation account, to the extent it is still in existence. An eligible depositor's inchoate interest in the liquidation account shall not entitle such eligible depositor to any voting rights at meetings of the association's shareholders.

COMMUNITY SAVINGS BANKSHARES, INC.                               REVOCABLE PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY SAVINGS BANKSHARES, INC. (THE "MID-TIER HOLDING COMPANY") FOR USE ONLY AT A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ______ ___, 1998 AND ANY ADJOURNMENT THEREOF.

         The undersigned, being a shareholder of the Mid-Tier Holding Company as of ____ __, 1998, hereby authorizes the Board of Directors of the Mid-Tier Holding Company, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Shareholders to be held at ______________________________________, Florida, on
_____ __, 1998, at __:__ p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

         (1) To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization, as amended (the "Plan" or "Plan of Conversion"), pursuant to which (i) ComFed, M. H. C., as amended, (the "Mutual Holding Company"), which currently owns approximately 51.34% of the Mid-Tier Holding Company Common Stock, will convert from mutual form to a federal interim stock savings association and simultaneously merge into Community Savings, F. A. (the
"Association"), with the Association being the surviving entity; (ii) the Mid-Tier Holding Company will convert to a federal interim stock savings association and merge with the Association with the Association being the surviving entity; (iii) the Association will then merge into an interim institution ("Interim") to be formed as a wholly owned subsidiary of Community Savings Bankshares, Inc., a Delaware corporation recently formed as a wholly owned subsidiary of the Association (the "Company"), with the Association being the surviving entity and becoming a wholly owned subsidiary of the Company; (iv) the outstanding shares of the Mid-Tier Holding Company common stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of common stock of the Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate the same percentage of the Company as they currently own of the Mid-Tier Holding Company (as adjusted for waived dividends), before giving effect to such shareholders purchasing additional shares or receiving cash in lieu of fractional shares (collectively, the "Reorganization"); and (v) the Association's charter will be amended to include a liquidation account.

             [ ]  FOR                [ ]  AGAINST               [ ]  ABSTAIN

         In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of shareholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. SHARES OF COMMON STOCK OF THE MID-TIER HOLDING COMPANY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE HEREIN, SHARES WILL BE VOTED FOR PROPOSAL 1.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Shareholders of Community Savings Bankshares, Inc. called for _____ __, 1998 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.


                                              Dated:  ____________________, 1998



                                              ----------------------------------



                                              ----------------------------------
                                              Signature(s)

                                              Please   sign   exactly   as  your
                                              name(s)  appear(s)  on this proxy.
                                              Only one  signature is required in
                                              the case of a joint account.  When
                                              signing   in   a    representative
                                              capacity, please give title.

                                              I/we  will  ___  will  not  ___ be
                                              attending the Special Meeting.


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.


                                       B-2